Exhibit 99.1

Vista Gold Announces Retirement of Board Members at 2023 Annual Meeting of Shareholders

Denver, Colorado, March 14, 2023 – Vista Gold Corp. (NYSE American and TSX: VGZ) (“Vista” or the “Company”) today announced that Michael B. “Mike” Richings, Chair and non-executive director and C. Thomas “Tom” Ogryzlo, non-executive director, intend to retire upon the completion of their terms at Vista’s upcoming 2023 Annual General and Special Meeting of Shareholders (the “AGM”) to be held on April 27, 2023. Effective as of the conclusion of the AGM, the Board of Directors has approved decreasing the number of directors of the Company from seven to five.

“On behalf of the Board and management team, I would like to thank Messrs. Richings and Ogryzlo for their leadership and commitment to the Company for more than two decades,” said Frederick H. Earnest, President, and CEO of Vista Gold. “Their contributions have played a significant role in the execution of a number of transformational transactions and advancing Mt Todd into one of the largest, development-ready gold projects in Australia.”

Mr. Richings, former President, Chief Executive Officer, and Executive Chairman of the Company joined the Board in 1995. Mr. Richings spearheaded the acquisition of the Mt Todd project, the spinout of the Company’s Nevada assets to create Allied Nevada Gold Corp., and the consolidation of the Stibnite district to help launch Midas Gold Corp. (now Perpetua Resources Corp.) on a new trajectory. Mr. Richings said, “Vista has been an important part of my career. I am pleased to have been a part of a number of transactions that have created value for our shareholders. It has been an honor to serve with the directors and management of Vista and I wish them the very best as they move the Company forward.”

Mr. Ogryzlo also joined the Board in 1995. With his extensive experience in the engineering, design, and construction of mining projects across the globe, Mr. Ogryzlo has strongly influenced the conceptual designs of each of the projects the Company has evaluated and advanced. Mr. Ogryzlo said, “Being a part of the evolution of Vista from its time as a heap leach gold producer in Nevada through the acquisition of a portfolio of projects across the world, the subsequent creation of new mining companies, and finally the advancement of one of Australia’s largest development-stage gold projects has been very rewarding. I wish the Board and management great success as they move to unlock value from the projects that we have advanced.”

Mr. Earnest continued, “Mike and Tom have served with the highest degree of professionalism and acted with the shareholders’ best interests at heart. We have all learned a great deal from each of them and it has been a privilege to work with them. As we look to the future, this represents an important time for reflection and change as we work to achieve greater value recognition for the shareholders of the Company.”

About Vista Gold Corp.

Vista is a gold project developer. The Company’s flagship asset is the Mt Todd gold project located in the Tier 1, mining friendly jurisdiction of Northern Territory, Australia. Situated approximately 250 km southeast of Darwin, Mt Todd is one of the largest and most advanced undeveloped gold projects in Australia and has the potential to be one of the top five gold producers in Australia. All major environmental and operating permits have now been approved.

For further information, please contact Pamela Solly, Vice President of Investor Relations, at (720) 981-1185 or visit the Company’s website at www.vistagold.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as our belief that Mt Todd is one of the largest undeveloped gold projects in Australia and has the potential to be one of the top five gold producers in Australia, are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: our forecasts and expected cash flows; our projected capital and operating costs; our expectations regarding mining and metallurgical recoveries; mine life and production rates; that laws or regulations impacting mine development or mining activities will remain consistent; our approved business plans, our mineral resource and reserve estimates and results of preliminary economic assessments; preliminary feasibility studies and feasibility studies on our projects, if any; our experience with regulators; our experience and knowledge of the Australian mining industry and our expectations of economic conditions and the price of gold; and our expectations regarding the economy and equity markets, including inflationary pressures and interest rates. When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty as to the results of bulk metallurgical test work; uncertainty as to completion of critical milestones for Mt Todd; uncertainty as to the impact of the ongoing global health crisis caused by the COVID-19 pandemic; and uncertainty regarding the economy and equity markets, including inflation and interest rates; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed in February 2023 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.